                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 29, 1998
                                                       ------------------

                                  PSINet Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     New York                       0-25812           16-1353600
--------------------------------------------------------------------
(State or other jurisdiction    (Commission       (IRS Employer
      of incorporation)         File Number)      Identification No.)


     510 Huntmar Park Drive, Herndon, Virginia            20170
--------------------------------------------------------------------
     (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code (703) 904-4100
                                                   --------------


                                      N/A
-----------------------------------------------------------------------
         (Former name or former address, if changed since last report)




                        Exhibit Index appears on page 30

Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

       On October 1, 1998, PSINet Japan Inc. ("PSINet Japan"), a Japanese subsidiary of PSINet Inc. (the "Company"), purchased all of the issued and outstanding shares (the "Shares") of Tokyo Internet Corporation, a Japanese company ("TI" or "Tokyo Internet"), pursuant to a Share Purchase Agreement dated as of such date (the "Agreement"), among PSINet Japan, TI and TI's sole shareholder, SECOM Co., Ltd., a Japanese company (the "Seller"). TI is a leading Japanese Internet service provider serving businesses, the small-office/home-office market and individual Internet users in Japan. The aggregate purchase price was $131.0 million, 80% of which ($104.8 million) was paid to the Seller at the closing. The remainder of the purchase price ($26.2 million) (the "Escrow Portion") is being maintained by PSINet Japan as security for the accuracy and performance of the Seller's representations, warranties, covenants and agreements made in the Agreement or any document delivered in connection therewith, until October 1, 2000. In connection with the acquisition, the Company has guaranteed the payment and performance by PSINet Japan of its obligations under the Agreement with respect to the Escrow Portion.

       The Purchase Price was determined through negotiations between PSINet Japan and the Seller conducted on an arms' length basis. During such negotiations, the parties considered, among other things, the present stage of development of the business and operations of TI, the condition of its assets, its financial condition, the market for its services and products and its future business prospects.

       The funds used to purchase the Shares were provided by borrowings under the Credit Agreement dated September 29, 1998 among the Company, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, and The Bank of New York, as Documentation Agent, and by the Company's working capital.

       In connection with the acquisition of Tokyo Internet, the Company also made payments of (Yen) 899 million (U.S. $6.6 million at an exchange rate of (Yen)135.95: U.S. $1.00 as of October 1, 1998) in respect of the repayment of certain indebtedness of Tokyo Internet and (Yen) 90.6 million (U.S. $666,000 at such exchange rate) to certain Tokyo Internet directors and employees for retirement benefits, as well as an additional payment to the Seller of $1.3 million in consideration of the Seller's participation in a strategic alliance and other services.

       Through its acquisition of the Shares, the Company indirectly acquired the machinery, equipment and other physical property owned or leased by TI.
Such machinery, equipment and other physical property are used by TI in connection with its business of providing Internet and Internet-related services and products. The Company intends to continue the use of such machinery, equipment and other physical property in connection with the operation of such business.

       In accordance with Rule 3-05 of Regulation S-X, the financial statements of Tokyo Internet, a significant subsidiary, are being filed herewith.

Item 5.   Other Events.
          ------------

New Credit Facility
-------------------

     On September 29, 1998, the Company entered into a new senior secured credit facility, pursuant to which The Chase Manhattan Bank ("Chase") is acting as administrative agent, to replace the Company's existing bank credit arrangements in the United States (the "Credit

Facility"). The Credit Facility is a secured revolving credit facility in the aggregate principal amount of $110.0 million and has a final maturity date of September 29, 2001.

     Interest. Borrowings under the Credit Facility bear interest, at the Company's option, at (i) the London interbank offered rate for deposits in U.S. Dollars for the relevant period multiplied by the statutory reserve rate plus the Applicable Margin ("Eurodollar Rate") or (ii) the higher of Chase's prime rate or the Federal Funds effective rate plus 1/2 of 1%, plus the Applicable Margin ("ABR Rate"). The Applicable Margin varies based on the Leverage Ratio as of the most recent determination date. Currently, the Applicable Margin is 1.75% for ABR Rate borrowings and 2.75% for Eurodollar Rate borrowings.

     Covenants. The Credit Facility contains covenants and provisions that restrict, among other things, the Company and its subsidiaries' ability to: (i) make dividends and distributions on, and redemptions and repurchases of, capital stock and other similar payments; (ii) make prepayments, redemptions and repurchases of indebtedness; (iii) incur liens and enter into sale-leaseback transactions; (iv) make certain loans and investments; (v) incur additional indebtedness and certain contingent obligations; (vi) effect certain mergers, acquisitions and asset sales; (vii) engage in certain transactions with affiliates; (viii) effect certain changes in business conducted by the Company; and (ix) amend and waive certain debt and other agreements. The Credit Facility also requires the satisfaction of certain financial covenants, including a minimum annual consolidated revenue test, a minimum debt-to-annualized adjusted revenue ratio, a minimum aggregate balance of nonrestricted cash and available borrowings and a minimum EBITDA test. In addition, the Credit Facility requires a reduction in the maximum amount of availability and prepayments (if required as a result of such reduction) equal to the net proceeds received from certain asset sales aggregating more than $5 million and from certain casualty events.

     Capitalized terms used herein but not otherwise defined herein have the definitions ascribed to them in the Credit Agreement, attached hereto as Exhibit
2.2. The foregoing summary of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement and related documents filed herewith, which are incorporated herein by reference.

Netherlands Acquisition
-----------------------

       On October 6, 1998, the Company acquired all of the outstanding shares of The Unix Group B.V., a Dutch holding company ("Unix"), for an aggregate purchase price of 15,329,750 Dutch Guilders (U.S. $8.3 million at an exchange rate of Dutch Guilders 1.83654 : U.S. $1.00 as of October 6, 1998). As a result of the acquisition of Unix, the Company individually acquired all of the shares of Internet Exchange Europe B.V. ("IXE"), a Unix subsidiary which is the first commercial top-level Internet service provider in Holland to maintain its own Internet backbone, and of Unix Support Netherland B.V. ("USN"), a Unix subsidiary which is a well-known provider of Internet services, including Web hosting and maintenance, security and other customized solutions, to businesses.

        Under Rule 3-05 of Regulation S-X, the financial statements of Unix are not required to be filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

a.  Financial statements of businesses acquired.

Tokyo Internet Corporation
--------------------------

Audited Financial Statements

Report of Independent Accountants

Balance Sheets as of March 31, 1996, 1997 and 1998

Statement of Operations and Undisposed Deficit for the years ended March 31, 1996, 1997 and 1998

Notes to the Financial Statements

b.  Pro forma financial information.

Unaudited Pro Forma Consolidated Financial Information

Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997

Unaudited Pro Forma Consolidated Statement of Operations for the six months ended June 30, 1998

Notes to Unaudited Pro Forma Consolidated Statements of Operations

Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998

Notes to Unaudited Pro Forma Consolidated Balance Sheet

c.  Exhibits.

         Exhibit Number  Exhibit Name
         --------------  ------------

         Exhibit 2.1 Share Purchase Agreement dated as of October 1, 1998, among PSINet Japan Inc., a subsidiary of the Company, Tokyo Internet Corporation and Secom Co., Ltd.

         Exhibit 2.2 Credit Agreement dated September 29, 1998 among the Company, the Lenders party thereto, The Chase Manhattan Bank, as Administrative Agent, Fleet National Bank, as Syndication Agent, and The Bank of New York, as Documentation Agent.

          Exhibit 2.3 Guarantee Agreement dated September 29, 1998 among each of the subsidiaries of the Company party thereto and The Chase Manhattan Bank.

          Exhibit 2.4 Pledge Agreement dated September 29, 1998 among the Company, each subsidiary of the Company party thereto and The Chase Manhattan Bank.

          Exhibit 2.5 Security Agreement dated September 29, 1998 among the Company, each subsidiary of the Company party thereto and The Chase Manhattan Bank.

          Exhibit 23.1   Consent of Price Waterhouse.

                          TOKYO INTERNET CORPORATION
                          --------------------------

                             FINANCIAL STATEMENTS
                             --------------------

               FOR THE YEARS ENDED MARCH 31, 1996, 1997 AND 1998
               -------------------------------------------------

                       Report of Independent Accountants
                       ---------------------------------

September 30, 1998

To the Board of Directors
of Tokyo Internet Corporation


We have audited the accompanying balance sheets of Tokyo Internet Corporation (the "Company") as of March 31, 1996, 1997 and 1998 and the related statements of operations and undisposed deficit for the years then ended, all expressed in Japanese yen. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 1996, 1997 and 1998 and the results of its operations for the years then ended, in conformity with accounting principles generally accepted in Japan applied on a consistent basis.

Accounting principles generally accepted in Japan vary in certain important respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of the net loss expressed in Yen for each of the two years in the period ended March 31, 1998 and the determination of shareholders' equity and financial position also expressed in Yen at March 31, 1997 and 1998 to the extent summarized in Note 4 to the financial statements.


/s/  Price Waterhouse, Tokyo

                          TOKYO INTERNET CORPORATION
                          --------------------------

                                BALANCE SHEETS
                                --------------

                                    ASSETS
                                    ------

                                                                  (In thousands of yen)

                                                                     As of March 31
                                                        ----------------------------------------
                                                           1996          1997           1998
                                                        ----------    ----------    ------------
Current assets:
   Cash on hand and in banks                            (Y) 78,462    (Y) 72,339    (Y)  136,605
   Accounts receivable - trade                             138,899       492,681         893,692
   Accounts receivable - other                                  -             -           19,565
   Merchandise                                               1,080         5,128              -
   Advance payment                                              -         35,440          28,358
   Prepaid expenses                                          9,676        10,712          11,333
   Other current assets                                      6,984         3,608           1,566
   Bad debt reserve                                         (9,180)      (25,411)       (154,607)
                                                        ----------    ----------    ------------
             Total current assets                          225,921       594,497         936,512
                                                        ----------    ----------    ------------

Fixed assets:
   Tangible fixed assets - net
      Building and facilities                               13,984        33,954          44,202
      Machinery                                                 -         27,251          27,385
                                                        ----------    ----------    ------------
             Total tangible fixed assets - net              13,984        61,205          71,587
                                                        ----------    ----------    ------------

   Intangible fixed assets:
      Telephone rights                                      60,235       122,396         133,225
      Software assets                                           -         17,868          36,003
      Goodwill                                                  -         59,051          44,288
                                                        ----------    ----------    ------------
             Total intangible fixed assets                  60,235       199,315         213,516
                                                        ----------    ----------    ------------

   Investments & other assets:
      Investment securities                                     -             -           25,000
      Lease deposits                                        16,599        40,112          41,185
      Long-term prepaid expenses                            18,598        53,515           7,109
                                                        ----------    ----------    ------------
             Total investments & other assets               35,197        93,627          73,294
                                                        ----------    ----------    ------------

             Total fixed assets                            109,416       354,147         358,397
                                                        ----------    ----------    ------------

Deferred assets:
   Stock issue expenses                                      1,232           616           2,436
   Business commencement expenses                           30,091        20,060          10,030
   Organization expenses                                       804           536             268
                                                        ----------    ----------    ------------
             Total deferred assets                          32,127        21,212          12,734
                                                        ----------    ----------    ------------

             Total assets                               (Y)367,464    (Y)969,856    (Y)1,307,643
                                                        ==========    ==========    ============

  The accompanying notes are an integral part of these financial statements.

                          TOKYO INTERNET CORPORATION
                          --------------------------

                                BALANCE SHEETS
                                --------------

                     LIABILITIES AND SHAREHOLDERS' EQUITY
                     ------------------------------------

                                                                           (In thousands of yen)

                                                                                As of March 31
                                                                 --------------------------------------------
                                                                    1996            1997             1998
                                                                 -----------    ------------    -------------
                          LIABILITIES
                          -----------
Current liabilities:
   Short-term borrowings                                         (Y)      -     (Y)  869,000    (Y)   800,000
   Accounts payable - other                                          116,378         176,135          219,265
   Income tax payable                                                    483             816            3,239
   Consumption tax payable                                                -           51,728           93,750
   Accrued expenses                                                   17,812          44,331           23,646
   Advance received                                                    2,440           8,229            5,567
   Deposit received                                                    8,930          17,274            6,565
                                                                 -----------    ------------    -------------
             Total current liabilities                               146,043       1,167,513        1,152,032
                                                                 -----------    ------------    -------------

Non-current liabilities:
   Guarantee deposit received                                          1,296           8,363            1,296
   Accrued severance indemnities                                          75             249              676
                                                                 -----------    ------------    -------------
             Total non-current liabilities                             1,371           8,612            1,972
                                                                 -----------    ------------    -------------

             Total liabilities                                       147,414       1,176,125        1,154,004
                                                                 -----------    ------------    -------------

                      SHAREHOLDERS' EQUITY
                      --------------------

Capital stock                                                        480,000         730,000        1,204,500
                                                                 -----------    ------------    -------------

Deficit:
   Undisposed deficit                                               (259,950)       (936,269)      (1,050,861)
   [Net loss for the year included in the line above]               [208,084]       [676,319]        [114,592]
                                                                 -----------    ------------    -------------

             Total shareholders' equity (deficit)                    220,050        (206,269)         153,639
                                                                 -----------    ------------    -------------

             Total liabilities and shareholders' equity          (Y) 367,464    (Y)  969,856    (Y) 1,307,643
                                                                 ===========    ============    =============

  The accompanying notes are an integral part of these financial statements.

                          TOKYO INTERNET CORPORATION
                          --------------------------

                STATEMENTS OF OPERATIONS AND UNDISPOSED DEFICIT
                -----------------------------------------------

                                                                                 (In thousands of yen)

                                                                              For the year ended March 31
                                                                       ------------------------------------------
                                                                          1996           1997            1998
                                                                       ----------    ------------    ------------
Ordinary income and expenses:
   Operating income and expenses -
      Operating income:
        Net sales                                                      (Y)774,059    (Y)3,173,672    (Y)5,348,391
      Operating expenses:
        Cost of sales                                                     506,579       2,551,528       4,033,904
        Selling, general and administrative expenses                      465,427       1,291,929       1,291,251
                                                                       ----------    ------------    ------------
                                                                          972,006       3,843,457       5,325,155
                                                                       ----------    ------------    ------------

             Operating (profit) loss                                      197,947         669,785         (23,236)
                                                                       ----------    ------------    ------------

   Non-operating income and expenses -
      Non-operating income:
        Interest income and dividends                                         308             121             389
        Other                                                               1,492          11,267          22,084
                                                                       ----------    ------------    ------------
                                                                            1,800          11,388          22,473
                                                                       ----------    ------------    ------------

      Non-operating expenses:
        Interest expense                                                      349           5,988           7,905
        Amortization of deferred assets                                    10,914          10,914          12,132
        Other                                                                 140             188           9,848
                                                                       ----------    ------------    ------------
                                                                           11,403          17,090          29,885
                                                                       ----------    ------------    ------------

             Ordinary (profit) loss                                       207,550         675,487         (15,824)
                                                                       ----------    ------------    ------------

   Special gain and loss -
      Provision for bad debts:                                                 -               -          127,176
                                                                       ----------    ------------    ------------

             Loss before income taxes                                     207,550         675,487         111,352

             Corporate and inhabitant taxes                                   534             832           3,240
                                                                       ----------    ------------    ------------

             Net loss for the year                                        208,084         676,319         114,592

             Accumulated deficit brought forward                           51,866         259,950         936,269
                                                                       ----------    ------------    ------------

             Undisposed deficit                                        (Y)259,950    (Y)  936,269    (Y)1,050,861
                                                                       ==========    ============    ============

  The accompanying notes are an integral part of these financial statements.

                          TOKYO INTERNET CORPORATION
                          --------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------


The balance sheets and the statements of operations and undisposed deficit are prepared in conformity with accounting principles generally accepted in Japan.

1.   Significant accounting policies:
     -------------------------------

(1)  The valuation basis and valuation method of inventories -
     -------------------------------------------------------

Merchandise is stated at cost determined by the first-in first-out method.

(2)  The method of depreciation -
     --------------------------

Tangible fixed assets are depreciated based on the declining-balance method in accordance with the Japanese corporate tax regulations.

Intangible fixed assets are amortized based on the straight-line method in accordance with the Japanese corporate tax regulations.

Deferred assets are amortized based on the straight-line method in accordance with the Japanese Commercial Code.

(3)  The basis for recognition of provisions -
     ---------------------------------------

In order to provide for expected future losses, bad debt reserve is provided for the expected uncollectable amount of individual receivable balances plus the maximum deductible amount allowed under the Japanese corporate tax regulations.

Accrued severance indemnities are provided for the maximum deductible amount allowed under the Japanese corporate tax regulations in order to provide for expected future retirement benefit payments.

(4)  Matters related to restriction of dividends -
     -------------------------------------------

The excess prescribed in Paragraph 4, Clause 1, Article 290 of the Commercial Code amounts to (Y)10,030 thousand - 1998, ((Y)30,090 thousand - 1996, (Y)20,060 thousand - 1997).

2.   Notes to the balance sheets:
     ---------------------------

(1)  Accumulated  depreciation  of tangible  fixed assets is (Y)2,803  thousand,
     (Y)10,943 thousand and (Y)32,558 thousand as of March 31, 1996, 1997 and 1998, respectively.

(2)  Balances with the Company's majority shareholder -
     ------------------------------------------------

                                                          (In thousands of yen)

                                                     1996         1997          1998
                                                  ---------    ----------    ----------
     Accounts receivable - trade                  (Y)    34    (Y)    911    (Y) 28,685
     Other current assets                                62            -            167
     Lease deposits                                      50            50            50
     Short-term borrowings                               -        869,000       800,000
     Accounts payable - other                        11,376        24,271        17,203

(3)  Net loss per share -
     ------------------

                                         (In yen)

                          1996                1997                1998
                      ------------        ------------         ---------

                      (Y)29,936.57        (Y)60,077.02         (Y)951.31

3.   Notes to the statements of operations and undisposed deficit:
     ------------------------------------------------------------

Transactions with the Company's majority shareholder -
----------------------------------------------------

                                                         (In thousands of yen)

                                                     1996        1997         1998
                                                   --------    --------    ---------
     Sales                                         (Y)2,834    (Y)1,543    (Y)27,985
     Purchases                                       71,698      10,762        1,909
     Transactions other than operating
       activities (interest expense)                      -      12,817       19,755

4.   Summary of principal  differences  between generally accepted  accounting
     -------------------------------------------------------------------------
     principles in Japan and the United States:
     -----------------------------------------

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in Japan ("Japanese GAAP"), which in the case of the Company differ in the following material respects from those generally accepted in the United States ("U.S. GAAP"). The principal differences applicable to the financial statements and their effects on net loss, assets, liabilities and shareholders' equity are summarized below.

(1)  Statement of cash flows -
     -----------------------

Under Japanese GAAP, a statement of cash flows is not required as part of the basic financial statements.

Under U.S. GAAP, a statement of cash flows is required as part of the basic financial statements, and cash and cash equivalents include highly liquid investments that generally have original maturities at the time of purchase of three months or less.

(2)  Valuation of inventories -
     ------------------------

Under Japanese GAAP, inventories can be stated at cost, the policy followed by the Company, or at the lower of cost or market.

U.S. GAAP requires all inventories to be valued at the lower of cost or market.

(3)  Valuation of securities -
     -----------------------

Under Japanese GAAP, investments in marketable securities, as well as non-marketable securities, can be stated at cost. The Company's non-marketable security is stated at cost. However, when significant impairment of value has been deemed permanent, cost is appropriately reduced.

Under U.S. GAAP, investments in debt securities and equity securities that have readily determinable fair values, except for investments accounted for using the equity method, are to be classified in three categories and accounted for as follows:

(a) Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost. Unrealized holdings gains and losses are not reported in the financial statements until realized or until a decline in fair value below cost is deemed to be other than temporary.

(b) Debt and marketable equity securities that are acquired and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings.

(c) Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' equity.

(4)  Deferred assets -
     ---------------

The Company has deferred stock issue expenses, business commencement expenses and organization expenses which are amortized over five years as permitted under Japanese GAAP.

Under U.S. GAAP, startup costs such as business commencement expenses and organization expenses are to be expensed as incurred under the circumstances that future gross profit sufficient to absorb these startup costs is not anticipated. Stock issue costs are to be netted against the stock issuance proceeds.

(5)  Accounting for income taxes -
     ---------------------------

Under Japanese GAAP, income taxes are principally provided for based on taxable income for the period, determined in accordance with applicable tax laws. Deferred tax accounting may be applied only in consolidated financial statements; however, it is not mandatory and has not been adopted by the Company.

U.S. GAAP requires that deferred income taxes be recognized for temporary differences between the tax basis of the assets or liabilities and the reported amount in the financial statements and for tax loss carry-forwards which are permitted to be carried forward to offset taxable income over the next five years under Japanese Income Tax Law. A valuation allowance is provided for the deferred tax assets if it is more likely than not that these assets will not be realized.

(6)  Capital leases -
     --------------

Under Japanese GAAP, for finance leases where ownership is not deemed to be transferred from lessor to lessee, the lessee may choose not to capitalize the leased asset and may account for the lease in a manner similar to operating leases. The Company's policy is to account for such leases in a manner similar to operating leases.

U.S. GAAP requires leases which transfer essentially all the risks and rewards of ownership in the leased assets from the lessor to lessee to be capitalized.

(7)  Accrued compensated absences -
     ----------------------------

Under Japanese GAAP, accrued compensated absences are normally not recognized for future absences due to the fact that such accruals do not meet the conditions for provisions. The Company does not recognize such accrued compensated absences.

U.S. GAAP requires that accrued compensated absences be recognized as earned by employees.

(8)  Accrued severance indemnities -
     -----------------------------

The Company maintains a severance indemnity plan which provides for payments to certain employees upon termination of employment. This defined benefit plan is not funded. The Company has recorded a liability, as allowed under Japanese GAAP, equal to 40% of the amount which would be paid if all eligible employees terminated their employment on the balance sheet date.

U.S. GAAP requires pension costs to be actuarially computed and charged to expense as stipulated by Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions." Due to the small number of employees and short average service period of employees, the Company's liability for severance indemnities under U.S. GAAP would not be significantly different from the amount recorded under Japanese GAAP.

(9)  Accounting for business combinations -
     ------------------------------------

At the time of its November 1996 business combination with Secom Internet K.K., both the Company and Secom Internet K.K. were controlled by Secom Corporation. The Company has accounted for this business combination under purchase accounting, which is allowed by Japanese GAAP.

Under U.S. GAAP, such a transfer of ownership among companies under common control is accounted for at historical cost in a manner similar to that in pooling of interests accounting.

If U.S. GAAP as indicated above were employed by the Company, the net loss, loss per share, assets, liabilities and shareholders' equity would be adjusted as follows:

     (a)  Statement of operations:
          -----------------------

                                                                           (In thousands of yen)

                                                              For the year ended    For the year ended
                                                                March 31, 1997        March 31, 1998
                                                              ------------------    ------------------
     Net loss under Japanese GAAP                                (Y)  676,319          (Y) 114,592
     Adjustments:
        Deferred assets                                               (10,914)             (12,132)
        Leases capitalized as assets                                    2,947                  873
        Deferred tax assets                                          (364,670)             (57,440)
        Valuation allowance for deferred tax assets                   364,670               57,440
        Accrued compensated absences                                      636                  (70)
        Accounting for business combinations                          (21,887)             (14,763)
                                                                 ------------          -----------

                  Net loss under U.S. GAAP                       (Y)  647,101          (Y)  88,500
                                                                 ============          ===========

                                                                               (In yen)
     Net loss per share under U.S. GAAP                          (Y)57,484.32          (Y)4,220.31
                                                                 ============          ===========

     (b)  Balance sheet:
          --------------

                                                                        (In thousands of yen)

                                                             As of March 31, 1997     As of March 31, 1998
                                                             --------------------     --------------------
     Total assets under Japanese GAAP                            (Y)  969,856             (Y)1,307,643
     Adjustments:
        Deferred assets                                               (21,212)                 (12,734)
        Deferred tax assets                                           507,263                  449,823
        Valuation allowance for deferred tax assets                  (507,263)                (449,823)
        Goodwill                                                      (59,051)                 (44,288)
        Tangible fixed assets - net                                   780,184                  969,711
        Unrealized loss on marketable securities                            -                  (13,285)
                                                                -------------             ------------

               Total assets under U.S. GAAP                      (Y)1,669,777             (Y)2,207,047
                                                                =============             ============

     Total shareholders' equity (deficit) under
        Japanese GAAP
                                                                ((Y)  206,269)            (Y)  153,639
     Adjustments:
        Deferred assets                                               (21,212)                 (12,734)
        Goodwill                                                      (59,051)                 (44,288)
        Tangible fixed assets - net                                    (4,806)                  (5,679)
        Deferred tax assets                                           507,263                  449,823
        Valuation allowance for deferred tax assets                  (507,263)                (449,823)
        Accrued compensated absences                                   (1,114)                  (1,044)
        Unrealized loss on marketable securities                            -                  (13,285)
                                                                -------------             ------------
               Total shareholders' equity
                 (deficit) under U.S. GAAP                      ((Y)  292,452)            (Y)   76,609
                                                                =============             ============

(10) Statements of cash flows under U.S. GAAP -
     ------------------------------------------

                                                                                (In thousands of yen)

                                                                                 Year ended March 31
                                                                                1997            1998
                                                                            ------------    ------------
     Cash flow from operating activities:
        Net loss under U.S. GAAP                                            (Y) (647,101)   (Y)(  88,500)
        Adjustments to reconcile net loss to net cash
          provided by (used for) operating activities:
           Depreciation and amortization                                         176,315         336,869
           Loss on disposal of intangible assets                                       -          15,097
           Provision for bad debts                                                16,175         129,196
           Increase in accounts receivable                                      (343,280)       (401,011)
           (Increase) decrease in inventories                                     (4,048)          5,128
           Decrease (increase) in prepaid expenses and other
             current assets                                                       25,430         (11,062)
           Increase in accounts payable - other                                   59,757          43,130
           Increase in other current liabilities                                  88,700          10,319
           Decrease in non-current liabilities                                    (7,554)         (6,640)
                                                                            ------------    ------------
                  Net cash provided by (used for) operating
                    activities                                                  (635,606)         32,526
                                                                            ------------    ------------

     Cash flows from investing activities:
        Purchase of property and equipment                                       (55,409)        (32,005)
        Purchase of investment securities                                              -         (25,000)
        Cash arising from acquisition of
          Secom Internet K.K.                                                    118,985               -
        Purchase of telephone rights                                             (61,841)              -
        Capitalized software development costs                                   (52,559)              -
        Increase in lease deposits                                               (23,513)              -
        Other                                                                          -           1,272
                                                                            ------------    ------------
                  Net cash used for investing activities                         (74,337)        (55,733)
                                                                            ------------    ------------

     Cash flows from financing activities:
        Proceeds from short-term borrowings                                      869,000         181,000
        Repayment of short-term borrowings                                             -        (250,000)
        Principal payments under capital lease obligations                      (165,180)       (314,373)
        Issuance of common stock                                                       -         470,846
                                                                            ------------    ------------
                  Net cash provided by financing activities                      703,820          87,473
                                                                            ------------    ------------

     Net increase (decrease) in cash and cash equivalents                         (6,123)         64,266
     Cash and cash equivalents at beginning of period                             78,462          72,339
                                                                            ------------    ------------

     Cash and cash equivalents at end of period                              (Y)  72,339     (Y) 136,605
                                                                            ============    ============

     Supplemental schedule of non-cash investing and financing activities

     Increase in lease assets and obligations under capital lease
        arrangements                                                         (Y) 504,773     (Y) 672,181
                                                                            ============    ============

(11) Statements of changes in shareholders' equity (deficit) under U.S. GAAP -
     -------------------------------------------------------------------------

                                                                        (In thousands of yen)

                                            Capital Stock
                                     ---------------------------
                                                                                      Unrealized        Total
                                                                                        Loss on     Shareholders'
                                     Outstanding                      Undisposed      Marketable       Equity
                                        Shares          Value           Deficit       Securities      (Deficit)
                                     -----------        -----         ----------      ----------    -------------
Balance, March 31, 1996                  9,600      (Y)  478,152    (Y)(  292,565)     (Y)     -     (Y) 185,587
                                        ------      ------------    -------------     ----------     -----------
   Issuance of common stock for
     acquisition of Secom
     Internet K.K.                       5,000           169,062                               -         169,062
                                                                                -
   Net loss                                  -                 -         (647,101)             -        (647,101)
                                        ------      ------------    -------------     ----------     -----------

Balance, March 31, 1997                 14,600           647,214         (939,666)             -        (292,452)
                                        ------      ------------    -------------     ----------     -----------
   Issuance of common stock              9,490           470,846                -              -         470,846
   Unrealized loss on marketable
     securities                                                                          (13,285)        (13,285)

   Net loss                                  -                 -          (88,500)             -         (88,500)
                                        ------      ------------    -------------     ----------     -----------

 Balance, March 31, 1998                24,090      (Y)1,118,060    (Y)(1,028,166)    (Y)(13,285)    (Y)  76,609
                                        ======      ============    =============     ==========     ===========

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following businesses have been acquired on the dates indicated:


Name of Company                                 Location          Date of Closing
---------------------------------------------------------------------------------
Serveur Telematique Internet S.A                France            October 1997
(doing business as "Calvacom")

Internet Prolink S.A. ("Iprolink")              Switzerland       January 1998

iSTAR internet inc. ("iSTAR")                   Canada            February 1998

ioNET, Inc. ("ioNET") (1)                       U.S.A.            June 1998

LinkAge Online Limited ("LinkAge") (1)          Hong Kong         June 1998

INTERACTIVE NETWORX  GmbH
  ("INX") (1)                                   Germany           June 1998

Interlog Internet Services Inc. ("Interlog")    Canada            July 1998

Rimnet Corporation ("Rimnet") (1)               Japan             August 1998

Inet, Inc. ("Inet")                             Korea             September 1998

Tokyo Internet Corporation ("Tokyo Internet")   Japan             October 1998

The Unix Group B.V. ("Unix")                    The Netherlands   October 1998


(1) In accordance with S-X Rule 3-05(b)(2)(i), financial statements for a substantial majority of individually insignificant acquired businesses have previously been provided in the Company's Current Report on Form 8-K as filed with the Commission on September 15, 1998.

         The following Unaudited Pro Forma Consolidated Balance Sheet at June 30, 1998 presents, on a pro forma basis, the Company's consolidated financial position assuming the acquisitions of Tokyo Internet, Rimnet, Inet and Interlog and the incurrence of the $110,000,000 principal amount senior secured credit facility (the "Credit Facility") used to finance the acquisition of Tokyo Internet had been consummated on June 30, 1998. The following Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1997 and the six months ended June 30, 1998 (collectively with the Unaudited Pro Forma Consolidated Balance Sheet, the "Pro Forma Financial Information") present, on a pro forma basis, the Company's consolidated results of operations assuming (i) the acquisitions of iSTAR, ioNET, LinkAge, INX, Rimnet, Iprolink, Inet, Interlog, CalvaCom and Tokyo Internet, (ii) the entering into the Credit Facility and the draw down of $110 million thereunder (iii) the issuance by the Company of 10,229,789 shares of common stock to IXC Internet Services, Inc. ("IXC") and
(iv) the issuance of $600,000,000 principal amount 10% Senior Notes due 2005 ("the 10% Senior Notes") had each occurred on January 1, 1997.

     Each of the acquisitions has been accounted for as a purchase business combination and, accordingly, the purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition. The consolidated retained deficit reflected in the Unaudited Pro Forma Consolidated Balance Sheet does not reflect any expense related to intangible assets attributable to the value of purchased in-process research and development associated with the acquisitions of Tokyo Internet, Rimnet, Inet and Interlog. The Company has undertaken studies to determine the allocation of the total purchase price of these acquisitions to the various assets acquired, including in-process research and development and the liabilities assumed. The portion of the purchase price allocated to in-process research and development will be recognized in the historical financial statements in the period in which the acquisitions occurred. Such amounts related to these acquisitions may be material. The expense related to in-process research and development is not reflected in the Unaudited Pro Forma Consolidated Statements of Operations because such expense will not have a continuing impact.

     The Pro Forma Financial Information is not intended to be indicative of the results which would actually have been obtained had the transactions described above occurred on the dates indicated or which may be obtained in the future. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable in the circumstances. The Pro Forma Financial Information should be read in conjunction with the Company's Consolidated Financial Statements and notes thereto included in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "Commission"), the financial statements of Tokyo Internet included elsewhere in this Form 8-K, and the financial statements of iSTAR, ioNET, LinkAge, INX and Rimnet included in the Company's Current Report on Form 8-K as filed with the Commission on September 15, 1998.

                                  PSINET INC.

           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     For the Year Ended December 31, 1997
           (In thousands of U.S. dollars, except per share amounts)

                                                      Tokyo        iSTAR                        Tokyo
                                           PSINet    Internet     internet      Other          Internet        Other         Pro
                                           Inc.(1) Corporation(2)  inc.(3)  Acquisitions(4) Adjustments(5) Adjustments(5)  Forma(6)
                                           ------- -------------- --------  --------------- -------------- --------------  --------
Revenue.................................  $ 121,902   $  43,342  $  29,338   $  60,072                                    $ 254,654
                                          ---------   ---------  ---------   ---------                                    ---------
Operating cost and expenses:
   Data communications and operations...     94,363      29,738     31,561      38,621                                      194,283
   Sales and marketing..................     25,831       4,653      8,406       7,149                                       46,039
   General and administrative...........     22,947       5,687      9,082      14,294                                       52,010
   Depreciation and amortization........     28,347       2,654      5,799       3,387      $  13,500(2a)  $ 13,457(2a)      67,144
   Intangible asset write-down..........          -           -     12,570           -                                       12,570
                                          ---------   ---------  ---------   ---------      ---------      --------       ---------
     Total operating costs and expenses     171,488      42,732     67,418      63,451         13,500        13,457         372,046
                                          ---------   ---------  ---------   ---------      ---------      --------       ---------
Profit (loss) from operations...........    (49,586)        610    (38,080)     (3,379)       (13,500)      (13,457)       (117,392)

Interest expense........................     (5,362)       (296)    (1,016)     (1,742)        (9,452)(2b)  (62,750)(2b)    (80,618)
Interest income.........................      3,059           3          8         143                                        3,213
Other income (expense)..................        110        (932)         -      (3,798)                                      (4,620)
Gain on sale of subsidiary..............      5,701           -          -           -                                        5,701
                                          ---------   ---------  ---------   ---------      ---------      --------       ---------
Loss before taxes.......................    (46,078)       (615)   (39,088)     (8,776)       (22,952)      (76,207)       (193,716)
Income tax benefit (expense)............        476         (26)                  (541)                                         (91)
                                          ---------   ---------  ---------   ---------      ---------      --------       ---------
Net loss................................    (45,602)       (641)   (39,088)     (9,317)       (22,952)      (76,207)       (193,807)
                                          ---------   ---------  ---------   ---------      ---------      --------       ---------
Return to preferred shareholders........       (411)          -          -           -                                         (411)
                                          ---------   ---------  ---------   ---------      ---------      --------       ---------
Net loss available to common
   shareholders.........................   $(46,013)  $   (641) $ (39,088)   $  (9,317)     $ (22,952)     $(76,207)      $(194,218)
                                          =========   ========  =========    =========      =========      ========       =========
Basic and diluted loss per share........  $  (1.14)                                                                       $   (3.84)
                                          =========                                                                       =========
Shares used in computing basic and
  diluted loss per share (in thousands)      40,306                                                          10,230(2c)     50,536
                                          =========                                                          ======         ======

(1) Reflects the audited consolidated results of operations of the Company for the year ended December 31, 1997.
(2) Amounts have been derived from the consolidated results of operations of Tokyo Internet for the twelve month period ended March 31, 1998 prepared in accordance with accounting principles generally accepted in the United States. Certain amounts have been reclassified to conform with the Company's presentation.
(3) Amounts have been derived from the unaudited consolidated results of operations of iSTAR for the twelve months ended November 30, 1997 prepared in accordance with accounting principles generally accepted in the United States. Certain amounts have been reclassified to conform with the Company's presentation.
(4) Amounts have been derived from the unaudited results of operations of CalvaCom for the ten months ended October 31, 1997, Iprolink for twelve months ended December 31, 1997, ioNET for the twelve months ended December 31, 1997, LinkAge for the twelve months ended December 31, 1997, INX for the twelve months ended December 31, 1997, Rimnet for the twelve months ended September 30, 1997, Inet for the twelve months ended December 31, 1997 and Interlog for the twelve months ended December 31, 1997. Amounts have been developed in accordance with accounting principles generally accepted in the United States. The results of operations of CalvaCom from November 1, 1997 to December 31, 1997 are included in the Company's audited results of operations for the year ended December 31, 1997.
(5) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2--Pro Forma Adjustments).
(6) Reflects the results of operations of the Company, on a pro forma basis, assuming (i) the acquisitions of Tokyo Internet, iSTAR, CalvaCom, Iprolink, ioNET, LinkAge, INX, Rimnet, Inet and Interlog, (ii) entering into the Credit Facility and the draw down of $110 million thereunder, (iii) the issuance by the Company of the 10% Senior Notes, and (iv) the issuance by the Company of 10,229,789 shares of common stock to IXC had each been consummated on January 1, 1997.

                 See notes to Pro Forma Financial Information.

                                   PSINET INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                     For the Six Months Ended June 30, 1998
            (In thousands of U.S. dollars, except per share amounts)

                                                                                                     Tokyo        Other
                                           PSINet   Tokyo Internet    iSTAR             Other       Internet      Adjust-   Pro
                                           Inc.(1) Corporation(2) internet inc.(3) Acquisitions(4) Adjustments(5) ments(5) Forma(6)
                                         --------  -------------- ---------------  --------------- -------------- -------- --------
Revenue..............                    $ 98,182       $21,332         $2,031      $27,308                               $148,853

Operating cost and expenses:
   Data communications and operations...   78,609        14,269          4,038       20,859                                117,775
   Sales and marketing..................   23,219         1,936            914        2,887                                 28,956
   General and administrative...........   17,872         2,366            815        6,631                                 27,684
   Depreciation and amortization........   22,354         1,494            487        1,651        $6,750(2d) $5,178(2d)    37,914
   Charge for acquired in-process R&D...   27,000             -              -            -                                 27,000
                                         --------  -------------- ---------------  -----------    -------     ------      --------
    Total operating costs and expenses..  169,054        20,065          6,254       32,028         6,750      5,178       239,329
                                         --------  -------------- ---------------  -----------    -------     ------      --------
Profit (loss) from operations...........  (70,872)        1,267         (4,223)      (4,720)       (6,750)    (5,178)      (90,476)

Interest expense........................  (19,471)         (133)          (169)      (1,170)       (4,726)(2e)(16,858)(2e) (42,527)
Interest income.........................    6,644            11              -           47                                  6,702
Other income (expense)..................    1,004          (236)             -         (689)                                    79
                                         --------  -------------- ---------------  -----------    -------     ------     ---------
Income (loss) before taxes..............  (82,695)          909         (4,392)      (6,532)      (11,476)   (22,036)     (126,222)
Income tax benefit (expense)............      (29)          (19)             -         (101)                                  (149)
                                         --------  -------------- ---------------  -----------    -------     ------     ---------
Net income (loss).......................  (82,724)          890         (4,392)      (6,633)      (11,476)   (22,036)     (126,371)
                                         --------  -------------- ---------------  -----------    -------     ------     ---------
Return to preferred shareholders........   (1,545)            -              -            -                                 (1,545)
                                         --------  -------------- ---------------  -----------    -------     ------     ---------
Net loss available to common
   shareholders......................... $(84,269)      $   890        $(4,392)     $(6,633)    $(11,476)   $(22,036)   $(127,916)
                                         ========  ============== ===============  ===========    =======     ======     ========
Basic and diluted loss per share........   $(1.76)                                                                         $(2.51)
                                         ========                                                                        ========
Shares used in computing basic and
   diluted loss per share in thousands..   47,854                                                              3,125       50,979
                                         ========                                                             ======     ========

(1) Reflects the unaudited consolidated results of operations of the Company for the six months ended June 30, 1998.
(2) Amounts have been derived from the unaudited consolidated results of operations of Tokyo Internet for the six months ended June 30, 1998 prepared in accordance with accounting principles generally accepted in the United States. Certain amounts have been reclassified to conform with the Company's presentation. Included in the results of operations for the six months ended June 30, 1998 are revenues of $11,479 and net income of $1,149 related to the three months ended March 31, 1998. Such amounts are also included in the results of Tokyo Internet for the twelve months ended March 31, 1998.
(3) Amounts have been derived from the unaudited consolidated results of operations of iSTAR for the one month ended January 31, 1998 prepared in accordance with accounting principles generally accepted in the United States. Certain amounts have been reclassified to conform with the Company's presentation.
(4) Amounts have been derived from the unaudited results of operations of ioNET for the six months ended June 30, 1998, LinkAge for the six months ended June 30, 1998, INX for the five months ended May 31, 1998, Rimnet for the six months ended March 31, 1998, Inet for the six months ended June 30, 1998 and Interlog for the six months ended March 31, 1998. Amounts have been developed in accordance with accounting principles generally accepted in the United States. The results of operations of iSTAR, Iprolink, ioNET, LinkAge and INX are included in the Company's unaudited results of operations for the six months ended June 30, 1998 from their respective dates of acquisition.
(5) See Notes to Unaudited Pro Forma Consolidated Statements of Operations (Note 2--Pro Forma Adjustments).
(6) Reflects the results of operations of the Company, on a pro forma basis, assuming (i) the acquisitions of Tokyo Internet, iSTAR, Iprolink, ioNET, LinkAge, INX, Rimnet, Inet and Interlog, (ii) the entering into the Credit Facility and the draw down of $110 million thereunder, (iii) the issuance by the Company of the 10% Senior Notes, and (iv) the issuance by the Company of 10,229,789 shares of common stock to IXC, had each been consummated on January 1, 1997.

                  See notes to Pro Forma Financial Information.

                                   PSINET INC.

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                  For the Year Ended December 31, 1997 and the
                         Six Months Ended June 30, 1998

Note 1--Basis of Presentation

The Unaudited Pro Forma Consolidated Statements of Operations do not give effect to any potential cost savings and synergies that could result from the acquisitions included therein.

Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Statements of Operations provide a reasonable basis for presenting all of the significant effects of the acquisitions included therein, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Statements of Operations.

Note 2--Pro Forma Adjustments

The pro forma adjustments outlined below present separate adjustments related to the acquisition of Tokyo Internet and the adjustments related to the other transactions reflected in the Unaudited Pro Forma Consolidated Statement of Operations. Additional information related to the other transactions is included in the Company's Current Report on Form 8-K filed with the Commission on September 15, 1998.

The purchase price has been allocated to tangible assets acquired and liabilities assumed, based upon their respective fair values, with the excess allocated to intangible assets to be amortized over the estimated economic lives of the intangible assets from the respective dates of acquisition.

The Company has undertaken studies by an independent third party to determine the allocation of the total purchase price of Tokyo Internet, Rimnet, Inet and Interlog. For purposes of this Pro Forma Financial Information, the Company has attributed the excess of the purchase price over the acquired net tangible assets for Tokyo Internet of $135,000,000 to goodwill with a ten year useful life. The Company has attributed the excess of the purchase price over the acquired net tangible assets for Rimnet, Inet and Interlog of $69,100,000 to goodwill with a ten year useful life. To the extent that a portion of the purchase price of these acquisitions is allocated to other intangible assets with a shorter useful life than ten years, the adjustment for amortization expense for the twelve months ended December 31, 1997 and for the six months ended June 30, 1998 would be higher. To the extent that a portion of the purchase price is allocated to in-process research and development, a charge, which may be material, would be recognized in the Company's consolidated operating results in the period in which the acquisitions occurred, and the adjustment for amortization expense reflected in the Pro Forma Financial Information would be lower. The expense related to purchased in-process research and development has not been reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Operations because the charge will not have a continuing impact.

For the Year Ended December 31, 1997

    (a) Reflects the increase in depreciation and amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology) relating to the acquisitions included therein. The assigned lives of the acquired intangible assets range from one to ten years.

                                       (in thousands of U.S. dollars)
                                     Tokyo Internet                 Others
                                    ---------------                 ------

              Depreciation               $     -                   $    776
              Amortization                13,500                     12,681
                                          ------                     ------

                                         $13,500                    $13,457
                                          ======                     ======

(b) Reflects the following (tabular amounts in thousands of U.S. dollars):

          Tokyo Internet Adjustments:
          Interest expense on the $110,000,000
            principal amount of indentures
            under the Credit Facility.........................      $8,816
          Amortization of deferred financing
            costs associated with the $110,000,000
            senior secured Credit Facility...................          636
                                                                    ------
                                                                    $9,452
                                                                    ======
          Other Adjustments:
          Interest expense on the $600,000,000
            principal amount 10% Senior Notes
            from January 1, 1997 -
            December 31, 1997.................................     $60,000
          Amortization of deferred financing costs
            associated with the 10% Senior Notes from
            January 1, 1997 - December 31, 1997...............       2,750
                                                                   -------
                                                                   $62,750
                                                                   =======
(c) Reflects the adjustment to weighted average shares assuming the issuance of 10,229,789 shares of common stock to IXC had occurred on January 1, 1997.

For the Six Months Ended June 30, 1998

(d) Reflects the increase in depreciation and amortization resulting from the allocation of the purchase price to the acquired net tangible and intangible assets (principally tradename, customer relationships, goodwill, assembled workforce and existing technology) relating to the acquisitions included therein. The assigned lives of the acquired intangible assets range from one to ten years.

                                      (in thousands of U.S. dollars)
                                  Tokyo Internet                 Others
                                  --------------                 ------

              Depreciation             $    -                     $   65
              Amortization              6,750                      5,113
                                        -----                      -----

                                       $6,750                     $5,178
                                        =====                      =====


(e) Reflects the following (tabular amounts in thousands of U.S. dollars):

     Tokyo Internet
     Interest expense on the $110,000,000 principal amount
         of indentures under
         the Credit Facility................................     $ 4,408
     Amortization of deferred financing costs associated
         with the $110,000 senior secured
         Credit Facility....................................         318
                                                                 -------
                                                                 $ 4,726
                                                                 =======
     Others
     Interest expense on the $600,000,000 principal amount
         10% Senior Notes from January 1, 1998 - April 10, 1998
         (date of issuance of Senior Notes)..................    $16,500
     Amortization of deferred financing costs associated with
         the 10% Senior Notes from January 1, 1998 -
         April 10, 1998 (date of issuance of Senior Notes)...        687
     Interest expense avoided through assumed repayment of the
         $20,000,000 Acquisition Credit Facility from the
         proceeds of the 10% Senior Notes offering.
         The Acquisition Credit Facility was incurred in
         conjunction with the 10% acquisition of iSTAR
         in February 1998 and repaid from the proceeds of
          the Senior Notes in April 1998......................      (329)
                                                                 -------
                                                                 $16,858
                                                                 =======

Note 3--Basic and Diluted Loss per Share

Basic and diluted loss per share are computed using net loss available to common shareholders divided by the weighted average number of shares of the Company's common stock that were outstanding during the periods presented and assumes that the issuance of 10,229,789 shares of common stock to IXC had occurred on January 1, 1997. As all common stock equivalents and contingently issuable shares are antidilutive, basic and diluted loss per share are the same for all periods presented.

Note 4--Intangible Asset Write-Down

During the twelve months ended November 30, 1997, iSTAR wrote-off $12.6 million related to the permanent impairment of certain intangible assets, mainly customer lists and goodwill, which resulted from iSTAR's acquisitions of consumer-oriented ISPs and Internet-oriented professional service companies. In accordance with guidelines of the Commission, this non-recurring charge has not been eliminated from the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1997.

                                   PSINET INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               As of June 30, 1998
                         (In thousands of U.S. dollars)

                                                            Tokyo                        Tokyo
                                                           Internet        Other       Internet        Other
                                           PSINet Inc.   Corporation   Acquisitions   Adjustments   Adjustments   Pro Forma
                                               (1)           (2)            (3)           (4)           (4)          (5)
                                           -----------   -----------   ------------   -----------   -----------   ---------
               ASSETS
Current assets:
Cash and cash equivalents................   $ 124,535      $   646       $  1,705       $ (6,806)     $(53,000)   $  67,080
Restricted cash and short-term
  investments............................     143,154            -            303                                   143,457
Short-term investments...................     246,018            -            243                                   246,261
Accounts receivable, net.................      20,839        5,114          4,684                                    30,637
Notes receivable.........................       1,779            -             69                                     1,848
Prepaid expenses.........................       4,127          258             93                                     4,478
Other current assets.....................       7,602          340          1,123                                     9,065
                                            ---------      -------       --------       --------      --------    ---------
    Total current assets.................     548,054        6,358          8,220         (6,806)      (53,000)     502,826
Property and equipment, net..............     171,526        6,922         10,842                                   189,290
Goodwill and other intangibles, net......      50,297        1,198            325        135,000        69,100      255,920
Other assets and deferred charges........      24,897          414          3,689          1,910                     30,910
                                            ---------      -------       --------       --------      --------    ---------
Total assets.............................   $ 794,774      $14,892       $ 23,076       $130,104      $ 16,100    $ 978,946
                                            =========      =======       ========       ========      ========    =========
          LIABILITIES AND
   SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Lines of credit and short-term debt......   $   3,818      $ 1,918       $  5,884                                 $  11,620
Current portion of long-term debt........      46,667        5,454          6,556                                    58,677
Trade accounts payable...................      43,579                         669                                    44,248
Accrued payroll and related
  expenses...............................       6,834            -             29                                     6,863
Other accounts payable and
  accrued liabilities....................      24,958          789          5,683       $ 22,001      $  9,839       63,270
Deferred revenue.........................       6,695            -          1,116                                     7,811
                                            ---------      -------       --------       --------      --------    ---------
    Total current liabilities............     132,551        8,161         19,937         22,001         9,839      192,489
Long-term debt...........................     659,559        6,321          9,381        108,500                    783,761
Other liabilities........................       3,772           13             19                                     3,804
                                            ---------      -------       --------       --------      --------    ---------
Total liabilities........................     795,882       14,495         29,337        130,501         9,839      980,054
                                            ---------      -------       --------       --------      --------    ---------

Shareholders' equity (deficit):
Preferred stock..........................           -            -              -                                         -
Convertible preferred stock..............      28,477            -              -                                    28,477
Common stock.............................         513       10,221          7,140        (10,221)       (7,140)         513
Capital in excess of par value...........     398,083            -             63                          (63)     398,083
Treasury stock...........................      (2,005)           -              -                                    (2,005)
Retained earnings (deficit)..............    (246,919)      (9,338)       (15,368)         9,338        15,368     (246,919)
Accumulated other comprehensive
    income...............................       3,462         (486)         1,904            486        (1,904)       3,462
Bandwidth asset to be delivered
  under IRU agreement....................    (182,719)           -              -                                  (182,719)
                                            ---------      -------       --------       --------      --------    ---------

Total shareholders' equity (deficit).....     (1,108)          397         (6,261)          (397)        6,261       (1,108)
                                            ---------      -------       --------       --------      --------    ---------

Total liabilities and shareholders'
  equity (deficit).......................   $ 794,774      $14,892       $ 23,076       $130,104      $ 16,100    $ 978,946
                                            =========      =======       ========       ========      ========    =========

(1) Reflects the unaudited consolidated financial position of the Company as of June 30, 1998
(2) Reflects the unaudited financial position of Tokyo Internet as of June 30, 1998.
(3) Reflects the unaudited financial position of Rimnet as of March 31, 1998, Inet as of June 30, 1998 and Interlog as of March 31, 1998.
(4) See Notes to Unaudited Pro Forma Consolidated Balance Sheet (Note 2--Pro Forma Adjustments).
(5) Reflects the consolidated financial position of the Company, on a pro forma basis, assuming the acquisitions of Tokyo Internet, Rimnet, Inet and Interlog had been consummated on June 30, 1998.

                  See notes to Pro Forma Financial Information.

                                   PSINET INC.

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                               As of June 30, 1998

Note 1--Basis of Presentation

Management believes that the assumptions used in preparing the Unaudited Pro Forma Consolidated Balance Sheet provide a reasonable basis for presenting all of the significant effects of the acquisitions of Tokyo Internet, Rimnet, Inet and Interlog, that the pro forma adjustments give appropriate effect to those assumptions and that the pro forma adjustments are properly applied in the Unaudited Pro Forma Consolidated Balance Sheet.

Note 2--Pro Forma Adjustments

Reflects the acquisitions of Tokyo Internet, Rimnet, Inet and Interlog including
(i) cash paid at closing, (ii) incurrence of $110,000,000 principal amount senior secured credit facility used to finance the acquisition of Tokyo Internet, (iii) goodwill adjustment as discussed below, (iv) estimated additional consideration to be paid at a future date and acquisition costs and
(v) the elimination of the equity accounts of the acquired companies.

The Company has undertaken studies by an independent third party to determine the allocation of the total purchase price of Tokyo Internet, Rimnet, Inet and Interlog. For purposes of this Unaudited Pro Forma Consolidated Financial Information, the Company has attributed the excess of the purchase price over the acquired net tangible assets of Tokyo Internet of $135,000,000 to goodwill with a ten year useful life. The Company has attributed the excess of the purchase price over the acquired net tangible assets for Rimnet, Inet and Interlog of $69,100,000 to goodwill with a ten year useful life. To the extent that a portion of the purchase price is allocated to in-process research and development, a charge against operating results, which may be material, would be recognized in the period in which the acquisitions occurred with a corresponding decrease in the recorded amount of goodwill.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 16, 1998            PSINET INC.


                                    By:/s/ Edward D. Postal
                                       --------------------
                                      Edward D. Postal
                                      Senior Vice President and
                                        Chief Financial Officer

                                 EXHIBIT INDEX

      Exhibit Number                       Exhibit Name                        Location
---------------------------  ----------------------------------------  ------------------------
  Exhibit 2.1                Share Purchase Agreement dated as of      Filed herewith
                             October 1, 1998, among PSINet Japan
                             Inc., a subsidiary of the Company,
                             Tokyo Internet Corporation and Secom
                             Co., Ltd.

  Exhibit 2.2                Credit Agreement dated September 29,      Filed herewith
                             1998 among the Company, the Lenders
                             party thereto, The Chase Manhattan
                             Bank, as Administrative Agent, Fleet
                             National Bank, as Syndication Agent,
                             and The Bank of New York, as
                             Documentation Agent

  Exhibit 2.3                Guarantee Agreement dated September 29,   Filed herewith
                             1998 among each of the subsidiaries of
                             the Company party thereto and The Chase
                             Manhattan Bank

  Exhibit 2.4                Pledge Agreement dated September 29,      Filed herewith
                             1998 among the Company, each subsidiary
                             of the Company party thereto and The
                             Chase Manhattan Bank

  Exhibit 2.5                Security Agreement dated September 29,    Filed herewith
                             1998 among the Company, each subsidiary
                             of the Company party thereto and The
                             Chase Manhattan Bank

  Exhibit 23.1               Consent of Price Waterhouse               Filed herewith